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May 13, 1997

Board of Directors
Roosevelt Financial Group, Inc.
900 Roosevelt Parkway
Chesterfield, MO 63017

Members of the Board:

     We hereby consent to the inclusion of our opinion letter dated December 22, 1997 to the Board of Directors of Roosevelt Financial Group, Inc. (the "Company") regarding the acquisition of Roosevelt Financial Group, Inc. by Mercantile Bancorporation, Inc., in Mercantile Bancorporation, Inc.'s Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion in the Letter to Roosevelt Stockholders and under the headings "SUMMARY INFORMATION - Opinion of Roosevelt's Financial Advisor", "TERMS OF THE PROPOSED MERGER - Background of the Merger", "TERMS OF THE PROPOSED MERGER - Reasons for the Merger; Roosevelt Board Recommendation", and "TERMS OF THE PROPOSED MERGER - Opinion of Roosevelt's Financial Advisor". In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,



                                       MONTGOMERY SECURITIES